UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

The following unaudited pro forma condensed combined financial information and the accompanying notes (the “pro forma financial information”) are presented to illustrate the effects of the accounting for the mergers.

The accompanying unaudited pro forma condensed combined balance sheet as of June 30, 2025 combines the historical consolidated balance sheets of Columbia Banking System, Inc. (“Columbia”) and Pacific Premier Bancorp, Inc. (Pacific Premier”) as of such date and reflects adjustments that depict the accounting for the mergers required by GAAP (the “pro forma balance sheet transaction accounting adjustments”). Also, the unaudited pro forma condensed combined statements of income for the six months ended June 30, 2025 and for the year ended December 31, 2024 combine the historical consolidated statements of income of Columbia and Pacific Premier for the same periods and reflects adjustments that depict the effects of the pro forma balance sheet transaction accounting adjustments assuming those adjustments were made on January 1, 2024 (the “pro forma income statement transaction accounting adjustments”). We refer to pro forma balance sheet transaction accounting adjustments and pro forma statements of income transaction accounting adjustments collectively as the “transaction accounting adjustments.”

The unaudited pro forma financial information is based on and should be read in conjunction with the separate historical financial statements and notes thereto included in each of Columbia’s and Pacific Premier’s SEC filings incorporated by reference into this joint proxy statement/prospectus, including:

•the historical audited consolidated financial statements of Columbia and accompanying notes included in Columbia’s Annual Report on Form 10-K for the year ended December 31, 2024;

•the historical unaudited condensed consolidated financial statements of Columbia and accompanying notes included in Columbia’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2025;

•the historical audited consolidated financial statements of Pacific Premier and accompanying notes included in Pacific Premier's Annual Report on Form 10-K for the year ended December 31, 2024; and

•the historical unaudited consolidated financial statements of Pacific Premier and accompanying notes included in Pacific Premier's Quarterly Report on Form 10-Q for the quarter ended June 30, 2025.

The unaudited pro forma financial information is provided for illustrative information purposes only. The unaudited pro forma financial information is not necessarily, and should not be assumed to be, an indication of the actual results that would have been achieved had the acquisition been completed as of the dates indicated or that may be achieved in the future.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

The unaudited pro forma condensed combined balance sheet as of June 30, 2025, reflects adjustments that depict the accounting for the mergers required by GAAP.

	June 30, 2025
(dollars in thousands)	Columbia Historical	Pacific Premier Historical	Pro Forma Adjustments	Notes	Pro Forma Combined
ASSETS
Cash and due from banks	$608,057	$166,647	$—		$774,704
Interest bearing cash and temporary investments	1,334,113	625,743	(185,000)	A	1,774,856
Total cash and cash equivalents	1,942,170	792,390	(185,000)		2,549,560
Investment securities
Equity and other, at fair value	92,958	—	—		92,958
Available for sale, at fair value	8,653,172	1,581,731	—		10,234,903
Held to maturity, at amortized cost	2,013	1,687,871	(310,000)	B	1,379,884
Loans held for sale, at fair value	65,590	751	—		66,341
Loans and leases	37,637,013	11,902,079	(472,000)	C	49,067,092
Allowance for credit losses on loans and leases	(420,907)	(170,663)	74,663	D	(516,907)
Net loans and leases	37,216,106	11,731,416	(397,337)		48,550,185
Restricted equity securities	161,380	97,717	—		259,097
Premises and equipment, net	356,879	45,666	12,000	E	414,545
Goodwill	1,029,234	901,312	(399,133)	F	1,531,413
Other intangible assets, net	430,443	27,127	386,632	G	844,202
Bank-owned life insurance	704,919	490,770	—		1,195,689
Deferred tax asset, net	299,043	93,450	122,617	H	515,110
Other assets	947,535	332,971	—		1,280,506
Total assets	$51,901,442	$17,783,172	$(770,221)		$68,914,393
LIABILITIES AND SHAREHOLDERS' EQUITY
Deposits
Non-interest bearing	$13,219,631	$4,687,795	$—		$17,907,426
Interest bearing	28,523,026	9,809,578	7,000	I	38,339,604
Total deposits	41,742,657	14,497,373	7,000		56,247,030
Securities sold under agreements to repurchase	191,435	—	—		191,435
Borrowings	3,350,000	—	—		3,350,000
Junior subordinated debentures, at fair value	323,015	—	—		323,015
Junior and other subordinated debentures, at amortized cost	107,554	124,023	(1,000)	J	230,577
Other liabilities	844,899	186,358	—		1,031,257
Total liabilities	46,559,560	14,807,754	6,000		61,373,314
SHAREHOLDERS' EQUITY
Common stock	5,826,488	2,401,498	8,126	K	8,236,112
(Accumulated deficit) retained earnings	(150,822)	639,189	(820,249)	L	(331,882)
Accumulated other comprehensive (loss) income	(333,784)	(65,269)	65,269	M	(333,784)
Total shareholders' equity	5,341,882	2,975,418	(746,854)		7,570,446
Total liabilities and shareholders' equity	$51,901,442	$17,783,172	$(740,854)		$68,943,760

See accompanying notes to the unaudited pro forma condensed combined financial information.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME

The unaudited pro forma condensed combined statement of income for the six months ended June 30, 2025, reflects adjustments that depict the effects of the pro forma balance transaction accounting adjustments assuming those adjustments were made on January 1, 2024.

	Six Months Ended June 30, 2025
(in thousands)	Columbia Historical	Pacific Premier Historical	Reclassification Adjustments (Note 3)	Notes	Pacific Premier As Adjusted	Pro Forma Adjustments	Notes	Pro Forma Combined
INTEREST INCOME
Interest and fees on loans and leases	$1,116,905	$298,949	$—		$298,949	$83,028	N	$1,498,882
Interest and dividends on investment securities	168,816	77,567	(15,929)	1	61,638	23,961	O	254,415
Interest on temporary investments and interest bearing deposits	32,211	—	15,929	1	15,929	—		48,140
Total interest income	1,317,932	376,516	—		376,516	106,989		1,801,437
INTEREST EXPENSE
Interest on deposits	356,788	117,949	—		117,949	—		474,737
Interest on securities sold under agreement to repurchase and federal funds purchased	1,929	—	—		—	—		1,929
Interest on borrowings	70,616	4	—		4	—		70,620
Interest on junior and other subordinated debentures	17,158	8,441	—		8,441	125	Q	25,724
Total interest expense	446,491	126,394	—		126,394	125		573,010
Net interest income	871,441	250,122	—		250,122	106,864		1,228,427
PROVISION (RECAPTURE) FOR CREDIT LOSSES	56,852	(5,796)	—		(5,796)	—		51,056
Net interest income after provision (recapture) for credit losses	814,589	255,918	—		255,918	106,864		1,177,371
NON-INTEREST INCOME
Service charges on deposits	38,970	5,207	—		5,207	—		44,177
Card-based fees	27,130	1,769	—		1,769	—		28,899
Financial services and trust revenue	11,029	19,122	—		19,122	—		30,151
Residential mortgage banking revenue, net	16,677	—	—		—	—		16,677
Other income	37,033	12,932	—		12,932	—		49,965
Total non-interest income	130,839	39,030	—		39,030	—		169,869
NON-INTEREST EXPENSE
Salaries and employee benefits	300,122	106,080	2,357	2	108,437	—		408,559
Occupancy and equipment, net	95,348	18,187	15,521	2	33,708	—		129,056
Intangible amortization	53,805	5,067	—		5,067	28,786	S	87,658
Legal settlement	55,000	—	—		—	—		55,000
Other expenses	113,842	75,334	(17,878)	2	57,456	—		171,298
Total non-interest expense	618,117	204,668	—		204,668	28,786		851,571
Income before provision for income taxes	327,311	90,280	—		90,280	78,078		495,669
Provision for income taxes	88,279	22,198	—		22,198	20,691	U	131,168
Net income	$239,032	$68,082	$—		$68,082	$57,387		$364,501
Earnings per common share:
Basic	$1.14	$0.70						$1.22
Diluted	$1.14	$0.70						$1.22
Weighted average number of common shares outstanding:
Basic	208,964	94,932				(6,016)	V	297,880
Diluted	209,965	94,968				(6,052)	W	298,881

See accompanying notes to the unaudited pro forma condensed combined financial information.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME

The unaudited pro forma condensed combined statement of income for the fiscal year ended December 31, 2024, reflects adjustments that depict the effects of the pro forma balance transaction accounting adjustments assuming those adjustments were made on January 1, 2024.

	Year Ended December 31, 2024
(in thousands)	Columbia Historical	Pacific Premier Historical	Reclassification Adjustments (Note 3)	Notes	Pacific Premier As Adjusted	Pro Forma Adjustments	Notes	Pro Forma Combined
INTEREST INCOME
Interest and fees on loans and leases	$2,320,364	$655,206	$—		$655,206	$208,155	N	$3,183,725
Interest and dividends on investment securities	344,649	167,362	(52,650)	1	114,712	50,467	O	509,828
Interest on temporary investments and interest bearing deposits	90,227	—	52,650	1	52,650	—		142,877
Total interest income	2,755,240	822,568	—		822,568	258,622		3,836,430
INTEREST EXPENSE
Interest on deposits	802,806	257,988	—		257,988	(7,000)	P	1,053,794
Interest on securities sold under agreement to repurchase and federal funds purchased	4,873	—	—		—	—		4,873
Interest on borrowings	190,241	8,083	—		8,083	—		198,324
Interest on junior and other subordinated debentures	38,918	19,546	—		19,546	250	Q	58,714
Total interest expense	1,036,838	285,617	—		285,617	(6,750)		1,315,705
Net interest income	1,718,402	536,951	—		536,951	265,372		2,520,725
PROVISION FOR CREDIT LOSSES	105,924	4,789	—		4,789	48,000	R	158,713
Net interest income after provision for credit losses	1,612,478	532,162	—		532,162	217,372		2,362,012
NON-INTEREST INCOME
Service charges on deposits	71,517	10,875	—		10,875	—		82,392
Card-based fees	57,089	3,452	—		3,452	—		60,541
Financial services and trust revenue	20,208	37,119	—		37,119	—		57,327
Residential mortgage banking revenue, net	24,108	—	—		—	—		24,108
Other income	38,044	31,392	—		31,392	—		69,436
Total non-interest income	210,966	82,838	—		82,838	—		293,804
NON-INTEREST EXPENSE
Salaries and employee benefits	588,830	211,057	4,960	2	216,017	—		804,847
Occupancy and equipment, net	182,372	42,380	29,669	2	72,049	—		254,421
Intangible amortization	119,431	11,091	—		11,091	64,138	S	194,660
Other expenses	214,061	138,003	(34,629)	2	103,374	185,000	T	502,435
Total non-interest expense	1,104,694	402,531	—		402,531	249,138		1,756,363
Income before provision for income taxes	718,750	212,469	—		212,469	(31,766)		899,453
Provision for income taxes	185,075	53,667	—		53,667	(8,418)	U	230,324
Net income	$533,675	$158,802	$—		$158,802	$(23,348)		$669,129
Earnings per common share:
Basic	$2.56	$1.65						$2.25
Diluted	$2.55	$1.65						$2.24
Weighted average number of common shares outstanding:
Basic	208,463	94,579				(5,663)	V	297,379
Diluted	209,337	94,683				(5,767)	W	298,253

See accompanying notes to the unaudited pro forma condensed combined financial information.

NOTES TO THE UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Note 1—Basis of Presentation

The unaudited pro forma financial information and explanatory notes have been prepared in accordance with Article 11 of Regulation S-X to illustrate the effects of the mergers under the acquisition method of accounting in Accounting Codification Standards 805, Business Combinations (ASC 805) with Columbia treated as the accounting acquirer. Under the acquisition method of accounting, the assets and liabilities of Pacific Premier (as the accounting acquiree) will be recorded mostly at their respective fair values, as of the effective date of the mergers, and the excess of the fair value of Pacific Premier's net assets over the consideration transferred will be recorded as goodwill. In addition, merger-related costs incurred by Columbia, the accounting acquirer, are accounted for as expenses in the periods in which the costs are incurred and the services received.

As discussed in Note 3, certain reclassifications were made to align Pacific Premier’s historical financial statement presentation with that of Columbia. The accounting policies of both Columbia and Pacific Premier are currently under review, and Columbia and Pacific Premier have not identified all adjustments necessary to conform the respective accounting policies into a single accounting policy. As a result of that review, differences could be identified between the accounting policies of the two companies that, when aligned, could have a material impact on the Columbia’s financial information.

The transaction accounting adjustments are preliminary and are subject to change as additional information becomes available and as additional analysis is performed. The preliminary transaction accounting adjustments have been made solely for the purpose of providing the unaudited pro forma financial information. The transaction accounting adjustments are based upon available information and certain assumptions considered reasonable, and may be revised as additional information becomes available.

Note 2—Preliminary Consideration Transferred and Allocation of Consideration Transferred

The transaction accounting adjustments depict the accounting for the mergers, including the determination of the fair value of preliminary consideration transferred and allocation of the preliminary consideration transferred to assets acquired and liabilities assumed. The excess of the consideration transferred over the fair value of assets acquired and liabilities assumed is reflected as goodwill.

Refer to the table below for the preliminary calculation of estimated merger consideration transferred:

(dollars and shares in thousands)
Share consideration:	Amount
Shares of Pacific Premier common stock outstanding as of August 29, 2025	97,126
Shares of Pacific Premier restricted stock units and dividend equivalents outstanding as of August 29, 2025	49
Total Pacific Premier shares outstanding plus restricted stock units	97,175
Exchange ratio	0.9150
Number of shares of Columbia common stock to be issued to Pacific Premier shareholders	88,915
Columbia’s market price per common share as of August 29, 2025	$26.77
Preliminary fair value of estimated merger consideration transferred	$2,380,257

The final consideration transferred is based upon the completion of the mergers were determined based on the closing price of Columbia common stock on the closing date and the number of issued and outstanding shares of Pacific Premier common stock immediately prior to the effective time. Final consideration transferred may differ from the amounts reflected in the unaudited pro forma financial information, and the differences may be material.

Columbia estimated the fair value of certain Pacific Premier assets and liabilities based on a preliminary valuation analysis, due diligence information, information presented in Pacific Premier’s SEC filings and other publicly available information. As of the date of this Current Report on Form 8-K, Columbia has not completed the valuation analysis and calculations in sufficient detail necessary to arrive at the required estimates of the fair value of Pacific Premier’s assets acquired or liabilities assumed for accounting purposes, other than a preliminary estimate for intangible assets and certain financial assets and financial liabilities. Accordingly, apart from the aforementioned, certain Pacific Premier assets and liabilities are presented at their respective carrying amounts and should be treated as preliminary fair values. A final determination of the fair value of Pacific Premier’s assets and liabilities will be based on Pacific Premier’s actual assets and liabilities as of the effective time. Actual adjustments may differ from the amounts reflected in the unaudited pro forma financial information, and the differences may be material.

A final determination of the fair value of Pacific Premier’s assets acquired and liabilities assumed will be performed. Any changes in the fair values of the net assets or total purchase price as compared with the information shown in the unaudited pro forma financial information may change the amount of the total purchase price allocated to goodwill and other assets and liabilities and may impact the combined company’s statement of income. The final purchase price allocation may be materially different than the preliminary purchase price allocation presented in the unaudited pro forma financial information.

The following table sets forth a preliminary allocation of the estimated merger consideration transferred to the fair value of the identified tangible and intangible assets and liabilities assumed of Pacific Premier using Pacific Premier's unaudited consolidated balance sheet as of June 30, 2025:

(in thousands)	June 30, 2025
Fair value consideration paid to Pacific Premier shareholders
Cash paid		$—
Fair value of common shares issued and exchanged		2,380,257
Preliminary fair value of estimated merger consideration transferred		$2,380,257
Fair value of assets acquired:
Cash and due from banks	$792,390
Available for sale	1,581,731
Held to maturity	1,377,871
Loans and leases	11,382,079
Restricted equity securities	97,717
Premises and equipment	57,666
Other intangible assets	413,759
Bank-owned life insurance	490,770
Deferred tax asset, net	164,127
Other assets	332,971
Total assets acquired	$16,691,832
Fair value of liabilities assumed:
Deposits	$14,504,373
Junior and other subordinated debentures	123,023
Other liabilities	186,358
Total liabilities assumed	$14,813,754
Net assets acquired		$1,878,078
Preliminary pro forma goodwill		$502,179

Note 3—Effect of Reclassification Adjustments

During the preparation of the unaudited pro forma financial information, Columbia performed certain procedures to identify transaction accounting adjustments to be made as a result of material differences in the financial statement presentation of Columbia and Pacific Premier. Certain reclassification adjustments have been made to conform Pacific Premier’s historical financial statement presentation to Columbia’s historical financial statement presentation. Reclassifications have also been made to condense historical Columbia’s amounts reported. Columbia has not identified all adjustments necessary to conform Pacific Premier’s accounting policies to Columbia’s accounting policies. Although the merger has closed, Columbia is in the process of performing a more detailed review. As a result of that review, differences could be identified between the accounting policies of the two companies that, when conformed, could have a material impact on the combined company’s financial information.

The table below represents a summary of reclassification adjustments made to conform the presentation of Pacific Premier’s income statement for the six months ended June 30, 2025 and the year ended December 31, 2024 to that of Columbia:

Income Statement (dollars in thousands)		June 30, 2025	December 31, 2024
1	Adjustment to interest income
	Interest and dividends on investment securities	$(15,929)	$(52,650)
	Interest on temporary investments and interest bearing deposits	15,929	52,650
	Reclassified Pacific Premier's interest on temporary investments and interest-bearing deposits to interest and dividends on investment securities to align with Columbia's financial presentation.

2	Adjustments to non-interest expense line items
	Salaries and employee benefits	$2,357	$4,960
	Occupancy and equipment, net	15,521	29,669
	Other expenses	(17,878)	(34,629)
	Reclassified benefit related expenses and software-related costs from other expenses to salaries and employee benefits, and occupancy and equipment, net, respectively, to align with Columbia's financial presentation.

Note 4—Transaction Accounting Adjustments

The following transaction accounting adjustments have been reflected in the unaudited pro forma financial information. All adjustments are based on current assumptions and valuations, which are subject to change.

Balance Sheet (dollars in thousands)		June 30, 2025
A	Adjustment to cash and cash equivalents
	To reflect cash paid for merger-related expenses.	$(185,000)
	Merger-related expenses of $115 million are expected to be incurred for change in control agreements, retention, investment banker fees, legal fees and accounting fees. Additionally, other accounting and audit related costs, contract and lease terminations, marketing, and other expenses in connection with the merger, of $70 million are reflected in the unaudited pro forma combined condensed balance sheet.

B	Adjustment to investment securities, held to maturity
	To reflect estimated fair value of acquired investment securities.	$(310,000)

Balance Sheet (dollars in thousands)		June 30, 2025
C	Adjustments to loans and leases
	To reverse existing fair value mark on Pacific Premier acquired loans.	$25,000
	To reflect estimated fair value related to current interest rates and liquidity on acquired loans and leases.	(449,000)
	To reflect estimated lifetime credit losses on acquired loans and leases.	(96,000)
	Net fair value pro forma adjustments	(520,000)
	Gross up of purchase credit deteriorated ("PCD") loans and leases for credit mark.	48,000
		$(472,000)

D	Adjustments to allowance for credit losses on loans and leases
	To eliminate Pacific Premier allowance for credit losses on loans and leases at closing date as the credit risk is contemplated in the fair value adjustments.	$170,663
	To reflect estimated lifetime credit losses on acquired PCD loans and leases.	(48,000)
	To reflect estimated lifetime credit losses on acquired non-PCD loans and leases.	(48,000)
		$74,663
E	Adjustment to premises and equipment, net
	To reflect estimated fair value of acquired premises and equipment.	$12,000

F	Adjustments to goodwill
	To eliminate Pacific Premier goodwill at closing date.	$(901,312)
	To record the goodwill associated with the mergers. See Note 2.	502,179
		$(399,133)

G	Adjustments to other intangible assets, net
	To eliminate Pacific Premier other intangible assets, net.	$(27,127)
	To record the estimated fair value of acquired identifiable core deposit intangible assets, calculated as 3.3% of Pacific Premier core deposits.	413,759
		$386,632

H	Adjustments to deferred tax asset, net
	To reflect deferred tax asset created in the mergers, which is calculated as follows:
	Adjustment to investment securities, held to maturity	(310,000)
	Adjustments to loans and leases, net	(349,337)
	Adjustment to premises and equipment, net	12,000
	Adjustments to other intangible assets, net	386,632
	Adjustment to deposits	(7,000)
	Adjustment to junior and other subordinated debentures, at amortized cost	1,000
	Subtotal for fair value adjustments	(266,705)
	Calculated deferred tax asset at estimated combined statutory federal and state income tax rate of 26.5%	70,677
	To reflect deferred tax asset created on provision for credit losses on Pacific Premier's non-PCD loans.	12,720
	To reflect change in taxes receivable due to deductible portion of merger expenses.	39,220
		$122,617
I	Adjustment to deposits
	To reflect estimated fair value based on current market rates for similar products.	$7,000

Balance Sheet (dollars in thousands)		June 30, 2025
J	Adjustment to junior and other subordinated debentures, at amortized cost
	To reflect estimated fair value at closing date based on current market rates and spreads for similar subordinated debentures.	$(1,000)

K	Adjustments to common stock
	To eliminate historical Pacific Premier common stock.	$(2,401,498)
	To reflect the closing-date fair value of the consideration transferred by Columbia for its interest in Pacific Premier. See Note 2.	2,409,624
		$8,126
L	Adjustments to accumulated deficit/retained earnings
	To eliminate historical Pacific Premier retained earnings.	$(639,189)
	To adjust for estimated lifetime credit losses on acquired non-PCD loans and leases on an after tax basis.	(35,280)
	To adjust for after tax merger expenses.	(145,780)
		$(820,249)

M	Adjustment to accumulated other comprehensive income
	To eliminate historical Pacific Premier accumulated other comprehensive income.	$65,269

Income Statement (dollars and shares in thousands)		Six Months Ended June 30, 2025	Year Ended December 31, 2024
N	Adjustment to interest and fees on loans and leases
	To reflect accretion of loan rate premium and non-PCD credit discount resulting from loans and leases fair value using sum of years digits method to approximate effective yield method over the estimated lives of the acquired loan portfolio, which is approximately 4.2 years.	$83,028	$208,155

O	Adjustment to interest and dividends on investment securities
	To reflect estimated accretion of the discount on acquired investment securities fair value using sum of years digits method to approximate effective yield method over the estimated lives of the acquired investment securities portfolios, which is approximately 15.4 years.	$23,961	$50,467

P	Adjustment to interest on deposits
	To reflect amortization of deposit discount resulting from deposit fair value based on weighted average life of time deposits being approximately one year.	$—	$(7,000)

Q	Adjustment to interest on junior and other subordinated debentures
	To reflect accretion of subordinated debenture premium resulting from subordinated debenture fair value based on the life of subordinated debenture of approximately four years.	$125	$250

R	Adjustment to provision for credit losses
	To record provision for credit losses on Pacific Premier's non-purchase credit deteriorated loans.	$—	$48,000

Income Statement (dollars and shares in thousands)		Six Months Ended June 30, 2025	Year Ended December 31, 2024
S	Adjustments to intangible amortization
	To remove Pacific Premier intangible assets amortization	$(5,067)	$(11,091)
	To reflect amortization of acquired intangible assets fair value based on amortization period of 10 years and using the sum-of-the-years-digits method of amortization.	33,853	75,229
		$28,786	$64,138

T	Adjustment to other expenses
	To reflect the pre-tax nonrecurring merger-related costs expected to be incurred as a result of the acquisition and assuming such costs are incurred after closing of the acquisition.	$—	$185,000

U	Adjustment to income tax provision
	To reflect the income tax effect of pro forma adjustments at the estimated combined statutory federal and state income tax rate of 26.5%.	$20,691	$(8,418)

V	Adjustments to weighted average number of common shares outstanding - Basic
	To reflect acquisition of Pacific Premier basic common shares.	(94,932)	(94,579)
	To reflect the par value of 88,916 shares of Columbia common stock to be issued in the mergers.	88,916	88,916
		(6,016)	(5,663)

W	Adjustments to weighted average number of common shares outstanding - Diluted
	To reflect acquisition of Pacific Premier diluted common shares.	(94,968)	(94,683)
	To reflect issuance of 88,916 shares of Columbia common stock in connection with the mergers. See Note 2.	88,916	88,916
		(6,052)	(5,767)